EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports First Quarter 2019 Results

ENGLEWOOD CLIFFS, N.J., April 25, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $11.6 million for the first quarter of 2019 compared with $18.7 million for the fourth quarter of 2018 and $4.3 million for the first quarter of 2018.  Diluted earnings per share were $0.33 for the first quarter of 2019 compared with $0.58 earned in the fourth quarter of 2018 and $0.13 earned in the first quarter of 2018.  On January 2, 2019, the acquisition of Greater Hudson Bank was completed and thus first quarter 2019 results reflect the operations of the combined entity.  Historical financial information includes only the operations of ConnectOne.

Adjusted net income amounted to $17.2 million, or $0.49 per diluted share, for the first quarter of 2019; $19.2 million, or $0.59 per diluted share, for the fourth quarter of 2018; and $17.1 million, or $0.53 per diluted share, for the first quarter of 2018.  Adjusted net income for the first quarter of 2019 and fourth quarter of 2018 excludes $5.6 million and $0.7 million, respectively, in merger-related expenses.  Adjusted net income for the first quarter of 2018 excludes $13.4 million in taxi medallion charges.  See supplemental tables for a complete reconciliation of GAAP earnings to adjusted earnings.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “ConnectOne maintained solid momentum executing against key operating objectives during the first quarter. On January 2, 2019 we closed the merger with Greater Hudson Bank, which enhanced our desirable franchise and improved our financial profile in several key areas including core deposit funding and loan diversification. In late January, we successfully converted key systems and, as expected, our quarterly results reflect merger-related expenses. First quarter results were highlighted by continued organic deposit and loan growth, while the deposit-rich Greater Hudson Bank franchise served to decrease our loan to deposit ratio to 108%, from 111% at year-end, and CRE concentration to 475% from 480%. Net interest margin increased by 7 basis points from the sequential quarter, largely a result of purchase accounting adjustments associated with the merger, and our core net interest margin remained flat at 3.25%. For the quarter, excluding merger charges, return on assets and return on tangible common equity totaled 1.18% and 13.69%, respectively. Tangible book value per share increased during the quarter by $0.25 to $14.67, despite dilution related to the merger. Our first quarter provision for loan losses was elevated due to an approximately $3.0 million charge relating to a single loan secured by a commercial office building and, consistent with our loan work-out philosophy, we are aggressively pursuing disposition. Meanwhile, our credit metrics improved significantly since year-end 2018. Nonaccrual loans, excluding taxi medallions, as a percentage of total loans improved to 0.41% from 0.53% at year-end, and our total nonperforming asset ratio improved to 0.79% from 0.95%.”

Mr. Sorrentino added, “Looking ahead, we remain committed to our client first culture and leveraging technology to stay ahead of the competition.  We recently announced the FinTech acquisition of BoeFly, a leading online business lending marketplace, which will enhance our digital offerings, expand noninterest revenue, and offer us opportunities for measured SBA lending. Additionally, based on our strong return on equity metrics and our commitment to creating long-term shareholder value, our Board recently approved a stock repurchase program for up to 1.2 million shares and increased the Company’s quarterly cash dividend on its common stock by 20% to $0.09 per share. Our outlook for the remainder of 2019 is positive and we are well-positioned to capitalize on meaningful growth opportunities throughout our New York and New Jersey metropolitan target market.”

Operating Results

Fully taxable equivalent net interest income for the first quarter of 2019 was $45.5 million, an increase of $4.8 million, or 11.9%, from the fourth quarter of 2018, resulting primarily from an 11.8% increase in average interest-earning assets and a 7 basis-point widening of the net interest margin to 3.34% from 3.27%, both resulting largely from the Greater Hudson Bank acquisition. Included in net interest income were purchase accounting adjustments of $1.2 million during the first quarter of 2019 and $0.1 million during the fourth quarter of 2018.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.25% for both the first quarter of 2019 and the fourth quarter of 2018.  The adjusted net interest margin benefitted from an improved asset-mix, a higher yield earned on loans and growth in noninterest-bearing deposits, offset by higher funding costs, primarily due to continued increased deposit competition.

Noninterest income increased, primarily due to the Greater Hudson Bank acquisition, to $1.7 million in the first quarter of 2019 from $1.6 million in the fourth quarter of 2018 and $1.3 million in the first quarter of 2018.  Noninterest income consists of income on bank owned life insurance, net gains on sales of loans held-for-sale, net gains (losses) on equity securities and deposit service fees, loan fees, and other income.

Noninterest expenses totaled $28.1 million for first quarter of 2019, $18.3 million for the fourth quarter of 2018 and $16.9 million for the first quarter of 2018.  Included in the first quarter of 2019 and fourth quarter of 2018 were merger-related pretax expenses of $7.6 million and $0.9 million, respectively.  Excluding merger-related expenses, noninterest expenses increased by $3.1 million from the fourth quarter of 2018 due primarily to increases in salaries and employee benefits of $2.0 million, occupancy and equipment expenses of $0.5 million and other expenses of $0.3 million.  These increases are primarily due to the expansion of our franchise through the Greater Hudson Bank acquisition.

Income tax expense was $2.5 million for the first quarter of 2019, $3.6 million for the fourth quarter of 2018 and $0.4 million for the first quarter of 2018.  The effective tax rates for the first quarter of 2019, fourth quarter of 2018 and first quarter of 2018 were 17.6%, 16.3% and 9.5%, respectively.  The increase in the effective tax rate for the current quarter from the sequential quarter was due to the Company’s estimate of the impact of recent NJ corporate tax legislation, partially offset by a lower percentage of income from taxable sources.

Asset Quality

The provision for loan losses was $4.5 million for the first quarter of 2019, $1.1 million for the fourth quarter of 2018 and $17.8 million for the first quarter of 2018.  The increase from the fourth quarter of 2018 was primarily due to approximately $3.0 million specifically allocated to a single commercial real estate loan.  The first quarter of 2018 included $17.0 million of provision related to the taxi medallion loan portfolio.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $47.7 million at March 31, 2019, $51.9 million at December 31, 2018 and $51.1 million at March 31, 2018.  Included in nonperforming assets were taxi medallion loans totaling $27.3 million at March 31, 2019, $28.0 million at December 31, 2018 and $29.4 million at March 31, 2018.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.79% at March 31, 2019, 0.95% at December 31, 2018 and 0.99% at March 31, 2018.  Excluding the taxi medallion loans, nonaccrual loans were $20.4 million at March 31, 2019, $23.8 million at December 31, 2018 and $20.6 million at March 31, 2018, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.41%, 0.53% and 0.49%, respectively.  The annualized net loan charge-off ratio was 0.21% for the first quarter of 2019, 0.08% for the fourth quarter of 2018 and 1.63% for the first quarter of 2018.  The allowance for loan losses represented 0.74%, 0.77%, and 0.77% of loans receivable as of March 31, 2019, December 31, 2018 and March 31, 2018, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 180.7% as of March 31, 2019, 146.8% as of December 31, 2018 and 157.7% as of March 31, 2018.

Selected Balance Sheet Items

At March 31, 2019, the balance sheet reflected the acquisition of Greater Hudson Bank.  The Company’s total assets were $6.0 billion, an increase of $587 million from December 31, 2018.  Total loans were $5.0 billion, an increase of $432 million from December 31, 2018.  The Company’s stockholders’ equity was $682 million at March 31, 2019, an increase of $68 million from December 31, 2018. The increase in stockholders’ equity was primarily attributable to the acquisition of Greater Hudson Bank, which increased capital by $56 million.  As of March 31, 2019, the Company’s tangible common equity ratio and tangible book value per share were 8.83% and $14.67, respectively.  As of December 31, 2018, the tangible common equity ratio and tangible book value per share were 8.77% and $14.42, respectively. Tangible book value per share increased $0.25, or 1.7%, from the prior sequential quarter.  Total goodwill and other intangible assets were approximately $163 million as of March 31, 2019 and $148 million and December 31, 2018.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

First Quarter 2019 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on Thursday, April 25, 2019 to review the Company's financial performance and operating results. The conference call dial-in number is 855-719-5012, access code 7140109. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.connectonebank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 25, 2019 and ending on Thursday, May 2, 2019 by dialing 719-457-0820, access code 7140109. An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements
This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	March 31,	December 31,	March 31,
	2019	2018	2018
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$54,520	$39,161	$36,396
Interest-bearing deposits with banks	118,028	133,205	106,391
Cash and cash equivalents	172,548	172,366	142,787

Securities available-for-sale	516,539	412,034	424,322
Equity securities	11,564	11,460	11,607

Loans held-for-sale	368	-	45,886

Loans receivable	4,972,651	4,541,092	4,202,679
Less: Allowance for loan losses	36,858	34,954	32,529
Net loans receivable	4,935,793	4,506,138	4,170,150

Investment in restricted stock, at cost	31,727	31,136	34,622
Bank premises and equipment, net	20,150	19,062	21,039
Accrued interest receivable	21,198	18,214	16,020
Bank owned life insurance	125,300	113,820	111,500
Right of use operating lease assets	15,311	-	-
Other real estate owned	-	-	1,076
Goodwill	156,243	145,909	145,909
Core deposit intangibles	6,504	1,737	2,195
Other assets	35,731	30,216	31,255
Total assets	$6,048,976	$5,462,092	$5,158,368

LIABILITIES
Deposits:
Noninterest-bearing	$833,090	$768,584	$739,174
Interest-bearing	3,760,908	3,323,508	3,010,413
Total deposits	4,593,998	4,092,092	3,749,587
Borrowings	603,412	600,001	695,032
Operating lease liabilities	16,719	-	-
Subordinated debentures (net of $1,517, $1,599 and $1,845 in debt issuance costs)	128,638	128,556	128,310
Other liabilities	23,814	27,516	21,173
Total liabilities	5,366,581	4,848,165	4,594,102

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	468,571	412,546	412,546
Additional paid-in capital	16,513	15,542	13,434
Retained earnings	219,558	211,345	162,510
Treasury stock	(16,967)	(16,717)	(16,717)
Accumulated other comprehensive loss	(5,280)	(8,789)	(7,507)
Total stockholders' equity	682,395	613,927	564,266
Total liabilities and stockholders' equity	$6,048,976	$5,462,092	$5,158,368

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share data)

	Three Months Ended
	03/31/19	12/31/18	03/31/18
Interest income
Interest and fees on loans	$60,326	$53,306	$47,025
Interest and dividends on investment securities:
Taxable	2,942	2,291	1,887
Tax-exempt	1,127	899	814
Dividends	457	495	485
Interest on federal funds sold and other short-term investments	357	232	264
Total interest income	65,209	57,223	50,475
Interest expense
Deposits	15,351	12,398	7,688
Borrowings	4,906	4,664	4,640
Total interest expense	20,257	17,062	12,328

Net interest income	44,952	40,161	38,147
Provision for loan losses	4,500	1,100	17,800
Net interest income after provision for loan losses	40,452	39,061	20,347

Noninterest income
Income on bank owned life insurance	822	794	774
Net gains on sale of loans held-for-sale	19	30	17
Deposit, loan and other income	786	691	616
Net gains (losses) on equity securities	103	58	(120)
Net gains on sale of securities available-for-sale	8	-	-
Total noninterest income	1,738	1,573	1,287

Noninterest expenses
Salaries and employee benefits	11,983	9,988	9,679
Occupancy and equipment	2,495	2,001	2,143
FDIC insurance	755	765	850
Professional and consulting	1,209	1,129	723
Marketing and advertising	210	244	207
Data processing	1,155	1,080	1,148
Merger expenses	7,562	936	-
Amortization of core deposit intangibles	364	144	169
Other expenses	2,329	2,037	2,020
Total noninterest expenses	28,062	18,324	16,939

Income before income tax expense	14,128	22,310	4,695
Income tax expense	2,493	3,638	444
Net income	$11,635	$18,672	$4,251

Earnings per common share:
Basic	$0.33	$0.58	$0.13
Diluted	0.33	0.58	0.13

Dividends per common share	$0.090	$0.075	$0.075

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018

Selected Financial Data	(dollars in thousands)
Total assets	$6,048,976	$5,462,092	$5,368,641	$5,275,368	$5,158,368
Loans receivable:
Commercial	$1,012,930	$925,229	$886,212	$808,604	$768,640
Commercial real estate	1,483,852	1,279,502	1,282,766	1,282,426	1,275,764
Multifamily	1,608,613	1,562,195	1,504,134	1,480,243	1,400,420
Commercial construction	548,039	465,389	494,206	498,607	479,190
Residential	319,214	309,991	295,948	288,449	278,985
Consumer	4,157	2,593	2,508	5,637	2,461
Gross loans	4,976,805	4,544,899	4,465,774	4,363,966	4,205,460
Unearned net origination fees	(4,154)	(3,807)	(3,287)	(3,112)	(2,781)
Loans receivable	4,972,651	4,541,092	4,462,487	4,360,854	4,202,679
Loans held-for-sale (net of valuation allowance)	368	-	270	-	45,886
Total loans	$4,973,019	$4,541,092	$4,462,757	$4,360,854	$4,248,565

Securities	$528,103	$423,494	$421,442	$411,574	$435,929
Goodwill and other intangible assets	162,747	147,646	147,791	147,936	148,104
Deposits:
Noninterest-bearing demand	$833,090	$768,584	$758,213	$765,150	$739,174
Time deposits	1,544,247	1,366,054	1,322,747	1,315,843	1,255,654
Other interest-bearing deposits	2,216,661	1,957,454	1,907,805	1,824,417	1,754,759
Total deposits	$4,593,998	$4,092,092	$3,988,765	$3,905,410	$3,749,587

Borrowings	$603,412	$600,001	$629,979	$628,995	$695,032
Subordinated debentures (net of debt issuance costs)	128,638	128,556	128,474	128,392	128,310
Total stockholders' equity	682,395	613,927	594,871	578,557	564,266

Quarterly Average Balances
Total assets	$5,909,061	$5,261,493	$5,186,173	$5,104,661	$5,088,823
Loans receivable:
Commercial	$1,074,229	$941,619	$850,038	$808,764	$820,562
Commercial real estate (including multifamily)	2,973,337	2,725,652	2,723,572	2,654,276	2,643,466
Commercial construction	524,952	464,556	494,460	494,092	482,391
Residential	335,574	304,954	294,758	282,504	275,263
Consumer	3,397	4,292	3,205	5,685	4,659
Gross loans	4,911,489	4,441,073	4,366,033	4,245,321	4,226,341
Unearned net origination fees	(3,930)	(3,340)	(3,182)	(3,208)	(3,110)
Loans receivable	4,907,559	4,437,733	4,362,851	4,242,113	4,223,231
Loans held-for-sale	124	211	54	30,099	24,766
Total loans	$4,907,683	$4,437,944	$4,362,905	$4,272,212	$4,247,997

Securities	$524,394	$421,316	$415,074	$424,854	$437,141
Goodwill and other intangible assets	162,814	147,741	147,883	148,046	148,215
Deposits:
Noninterest-bearing demand	$824,115	$775,824	$761,782	$719,372	$724,471
Time deposits	1,515,249	1,329,743	1,296,165	1,280,471	1,207,368
Other interest-bearing deposits	2,236,630	1,915,353	1,854,763	1,765,577	1,815,122
Total deposits	$4,575,994	$4,020,920	$3,912,710	$3,765,420	$3,746,961

Borrowings	$486,687	$477,800	$531,251	$613,763	$630,117
Subordinated debentures (net of debt issuance costs)	128,585	128,502	128,420	128,339	115,182
Total stockholders' equity	680,168	606,378	590,128	574,992	575,029

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018

	(dollars in thousands, except for per share data)
Net interest income	$44,952	$40,161	$39,962	$38,945	$38,147
Provision for loan losses	4,500	1,100	1,100	1,100	17,800
Net interest income after provision for loan losses	40,452	39,061	38,862	37,845	20,347
Noninterest income
Income on bank owned life insurance	822	794	751	775	774
Net gains on sale of loans held-for-sale	19	30	2	12	17
Deposit, loan and other income	786	691	676	601	616
Net gains (losses) on equity securities	103	58	(157)	(47)	(120)
Net gains on sale of securities available-for-sale	8	-	-	-	-
Total noninterest income	1,738	1,573	1,272	1,341	1,287
Noninterest expenses
Salaries and employee benefits	11,983	9,988	10,181	9,736	9,679
Occupancy and equipment	2,495	2,001	2,137	2,031	2,143
FDIC insurance	755	765	735	765	850
Professional and consulting	1,209	1,129	891	825	723
Marketing and advertising	210	244	192	337	207
Data processing	1,155	1,080	1,102	1,091	1,148
Merger expenses	7,562	936	375	24	-
Amortization of core deposit intangibles	364	144	145	169	169
Other expenses	2,329	2,037	2,372	2,083	2,020
Total noninterest expenses	28,062	18,324	18,130	17,061	16,939

Income before income tax expense	14,128	22,310	22,004	22,125	4,695
Income tax expense	2,493	3,638	2,102	4,598	444
Net income	$11,635	$18,672	$19,902	$17,527	$4,251

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$11,635	$18,672	$19,902	$17,527	$4,251
Merger expenses (after taxes)	5,597	739	297	19	-
Net gains on sale of securities available-for-sale (after taxes)	(6)	-	-	-	-
Deferred tax valuation charge/adjustment	-	-	(1,408)	-	-
Tax benefit on employee share-based awards (ASU 2016-09)	(20)	(223)	(297)	(49)	(541)
Provision related to taxi medallion loans (after taxes)	-	-	-	-	13,430
Net income-adjusted	$17,206	$19,188	$18,494	$17,497	$17,140

Weighted average diluted shares outstanding	35,309,503	32,378,739	32,319,060	32,321,150	32,238,048

Diluted EPS (GAAP)	$0.33	$0.58	$0.61	$0.54	$0.13
Diluted EPS-adjusted (Non-GAAP) (1)	0.49	0.59	0.57	0.54	0.53

Return on Assets Measures
Net income-adjusted	$17,206	$19,188	$18,494	$17,497	$17,140

Average assets	$5,909,061	$5,261,493	$5,186,173	$5,104,661	$5,088,823
Less: average intangible assets	(162,814)	(147,741)	(147,883)	(148,046)	(148,215)
Average tangible assets	$5,746,247	$5,113,752	$5,038,290	$4,956,615	$4,940,608
Return on avg. assets (GAAP)	0.80%	1.41%	1.52%	1.38%	0.34%
Return on avg. assets-adjusted (non-GAAP) (2)	1.18	1.45	1.41	1.37	1.37
_______________
(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018

Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$17,206	$19,188	$18,494	$17,497	$17,140

Average common equity	$680,168	$606,378	$590,128	$574,992	$575,029
Less: average intangible assets	(162,814)	(147,741)	(147,883)	(148,046)	(148,215)
Average tangible common equity	$517,354	$458,637	$442,245	$426,946	$426,814

Return on avg. common equity (GAAP)	6.94%	12.22%	13.38%	12.23%	3.00%
Return on avg. common equity-adjusted (non-GAAP) (3)	10.26	12.55	12.43	12.21	12.09
Return on avg. tangible common equity (non-GAAP) (4)	9.33	16.24	17.95	16.58	4.15
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	13.69	16.69	16.68	16.55	16.40

Efficiency Measures
Total noninterest expenses	$28,062	$18,324	$18,130	$17,061	$16,939
Amortization of core deposit intangibles	(364)	(144)	(145)	(169)	(169)
Merger expenses	(7,562)	(936)	(375)	(24)	-
Foreclosed property expense	1	(8)	(196)	(11)	(51)
Operating noninterest expense	$20,137	$17,236	$17,414	$16,857	$16,719

Net interest income (tax equivalent basis)	$45,523	$40,678	$40,444	$39,409	$38,610
Noninterest income	1,738	1,573	1,272	1,341	1,287
Net gains on sale of securities available-for-sale	(8)	-	-	-	-
Operating revenue	$47,253	$42,251	$41,716	$40,750	$39,897

Operating efficiency ratio (non-GAAP) (6)	42.6%	40.8%	41.7%	41.4%	41.9%

Net Interest Margin
Average interest-earning assets	$5,522,934	$4,941,425	$4,856,678	$4,771,523	$4,799,453

Net interest income (tax equivalent basis)	$45,523	$40,678	$40,444	$39,409	$38,610
Impact of purchase accounting fair value marks	(1,233)	(148)	(195)	(680)	(240)
Adjusted net interest income (tax equivalent basis)	$44,290	$40,530	$40,249	$38,729	$38,370

Net interest margin (GAAP)	3.34%	3.27%	3.30%	3.31%	3.26%
Adjusted net interest margin (non-GAAP) (7)	3.25	3.25	3.29	3.26	3.24
______________
(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$682,395	$613,927	$594,871	$578,557	$564,266
Less: intangible assets	(162,747)	(147,646)	(147,791)	(147,936)	(148,104)
Tangible common equity	$519,648	$466,281	$447,080	$430,621	$416,162

Total assets	$6,048,976	$5,462,092	$5,368,641	$5,275,368	$5,158,368
Less: intangible assets	(162,747)	(147,646)	(147,791)	(147,936)	(148,104)
Tangible assets	$5,886,229	$5,314,446	$5,220,850	$5,127,432	$5,010,264

Common shares outstanding	35,432,468	32,328,542	32,238,264	32,184,047	32,175,233

Common equity ratio (GAAP)	11.28%	11.24%	11.08%	10.97%	10.94%
Tangible common equity ratio (non-GAAP) (8)	8.83	8.77	8.56	8.40	8.31

Regulatory capital ratios (Bancorp):
Leverage ratio	9.12%	9.34%	9.15%	8.93%	8.65%
Common equity Tier 1 risk-based ratio	9.68	9.75	9.50	9.33	9.14
Risk-based Tier 1 capital ratio	9.78	9.86	9.61	9.44	9.25
Risk-based total capital ratio	12.80	13.15	12.94	12.81	12.66

Regulatory capital ratios (Bank):
Leverage ratio	10.43%	10.78%	10.64%	10.43%	10.20%
Common equity Tier 1 risk-based ratio	11.18	11.37	11.18	11.02	10.91
Risk-based Tier 1 capital ratio	11.18	11.37	11.18	11.02	10.91
Risk-based total capital ratio	12.47	12.75	12.57	12.42	12.31

Book value per share (GAAP)	$19.26	$18.99	$18.45	$17.98	$17.54
Tangible book value per share (non-GAAP) (9)	14.67	14.42	13.87	13.38	12.93

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$2,676	$920	$6	$47	$17,038
Recoveries	(80)	(25)	(61)	(12)	(19)
Net loan charge-offs (recoveries)	$2,596	$895	$(55)	$35	$17,019
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.21%	0.08%	(0.01)%	0.00%	1.63%

Asset Quality
Nonaccrual taxi medallion loans	$27,287	$28,043	$28,482	$28,944	$29,405
Nonaccrual loans (excluding taxi medallion loans)	20,393	23,812	24,533	20,771	20,631
Other real estate owned	-	-	-	1,076	1,076
Total nonperforming assets	$47,680	$51,855	$53,015	$50,791	$51,112

Performing troubled debt restructurings	$8,191	$9,532	$11,243	$12,827	$14,349

Allowance for loan losses ("ALLL")	$36,858	$34,954	$34,749	$33,594	$32,529

Loans receivable	$4,972,651	$4,541,092	$4,462,487	$4,360,854	$4,202,679
Less: taxi medallion loans	28,911	28,043	28,482	28,944	29,405
Loans receivable (excluding taxi medallion loans)	$4,943,740	$4,513,049	$4,434,005	$4,331,910	$4,173,274

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.41%	0.53%	0.55%	0.48%	0.49%
Nonaccrual loans as a % of loans receivable	0.96	1.14	1.19	1.14	1.19
Nonperforming assets as a % of total assets	0.79	0.95	0.99	0.96	0.99
ALLL as a % of loans receivable	0.74	0.77	0.78	0.77	0.77
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	180.7	146.8	141.6	161.7	157.7
ALLL as a % of nonaccrual loans	77.3	67.4	65.5	67.6	65.0
__________________
(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$531,083	$4,369	3.34%	$433,686	$3,429	3.14%	$441,563	$2,917	2.68%
Total loans (2) (3) (4)	4,907,683	60,597	5.01	4,437,944	53,584	4.79	4,247,997	47,272	4.51
Federal funds sold and interest-
bearing deposits with banks	57,690	357	2.51	44,163	232	2.08	78,194	264	1.37
Restricted investment in bank stock	26,478	457	7.00	25,632	495	7.66	31,699	485	6.21
Total interest-earning assets	5,522,934	65,780	4.83	4,941,425	57,740	4.64	4,799,453	50,938	4.30
Allowance for loan losses	(35,499)			(35,036)			(32,113)
Noninterest-earning assets	421,626			355,104			321,483
Total assets	$5,909,061			$5,261,493			$5,088,823

Interest-bearing liabilities:
Time deposits	$1,515,249	8,303	2.22	$1,329,743	7,062	2.11	$1,207,368	4,789	1.61
Other interest-bearing deposits	2,236,630	7,048	1.28	1,915,353	5,336	1.11	1,815,122	2,900	0.65
Total interest-bearing deposits	3,751,879	15,351	1.66	3,245,096	12,398	1.52	3,022,490	7,689	1.03

Borrowings	486,687	3,024	2.52	477,800	2,783	2.31	630,117	2,926	1.88
Subordinated debentures (5)	128,585	1,845	5.82	128,502	1,843	5.69	115,182	1,674	5.89
Capital lease obligation	2,479	37	6.05	2,520	38	5.98	2,622	39	6.03
Total interest-bearing liabilities	4,369,630	20,257	1.88	3,853,918	17,062	1.76	3,770,411	12,328	1.33

Noninterest-bearing demand deposits	824,115			775,824			724,471
Other liabilities	35,148			25,373			18,912
Total noninterest-bearing liabilities	859,263			801,197			743,383
Stockholders' equity	680,168			606,378			575,029
Total liabilities and stockholders' equity	$5,909,061			$5,261,493			$5,088,823

Net interest income (tax equivalent basis)		45,523			40,678			38,610
Net interest spread (6)			2.95%			2.88%			2.97%

Net interest margin (7)			3.34%			3.27%			3.26%

Tax equivalent adjustment		(571)			(517)			(463)
Net interest income		$44,952			$40,161			$38,147

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,570, $1,653, and $1,639 for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
Amortization expense related to debt issuance costs included in interest expense was $83, $82 and $86 for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.